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Exhibit 10.46

DISTRIBUTED PROCESSING TECHNOLOGY CORP

OMNIBUS STOCK OPTION PLAN

        Distributed Processing Technology Corp., a Florida corporation (the "Company"), hereby adopts a stock option plan (the "Plan") for its employees, in accordance with the following terms and conditions:

        1.    PURPOSE OF THE PLAN.    The purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to executives and other employees and consultants of the Company to purchase shares of the Company's non-voting Class B Common Stock and to provide incentives for them to put forth maximum efforts for the success of the Company's business. The Plan is intended to permit certain designated stock options granted under the Plan to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986.

        2.    DEFINITIONS.    In addition to terms defined elsewhere herein, for purposes of this Plan the following capitalized terms shall have the meanings set forth below:

          2.1    "Affiliate" of any specified person means any other person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified person.

          2.2    "Capital Stock" or "Stock" means the authorized and issued or unissued Class A Shares, Class B Shares and any future class or classes of capital stock of the Company into which Class A Shares and Class B Shares are converted as the result of or in connection with a recapitalization.

          2.3    "Cause" means: (a) commission of a crime or a charge of theft, dishonesty, fraud or embezzlement; (b) failure to adhere to the Company's reasonable directives and policies, willful disobedience or insubordination; (c) disclosing to a competitor or other unauthorized person, proprietary information, confidences or trade secrets of the Company; (d) the breach or violation of the terms of any employment agreement in effect between the Company and the applicable Eligible Employee; (e) "cause" as the same may otherwise be defined in such employment agreement; (f) recruitment of the Company personnel on behalf of a competitor or potential competitor of the Company; (g) solicitation of business on behalf of a competitor or potential competitor of the Company; or (h) any other action which would be deemed to be "for cause" termination under Florida law.

          2.4    "Change in Control" means: (a) any transaction or series of transactions in which any person or "group" as defined in the rules and regulations promulgated under the Exchange Act (other than the Chief Executive or any Affiliate of the Chief Executive, the Company, a subsidiary of the Company, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power of the Company's then outstanding securities; or (b) the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

          2.5    "Change in Control Price" means, as determined by the Chief Executive, (a) the highest closing sale price of a Share as reported by the NASDAQ System and as appearing in the Wall Street Journal (or, in the event the Stock is listed on a stock exchange, the highest closing price on such exchange as reported on the Composite Transaction Reporting System), at any time within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Chief Executive (the "60-Day Period"), or (b) the highest price paid or offered, as determined by the Chief Executive, in any bona fide transaction or bona fide offer related to the Change in Control, at any time within the 60-Day Period.

          2.6    "Chief Executive" means the President and Chief Executive Officer of the Company.

          2.7    "Class A Shares" means the authorized and issued or unissued Shares of Class A Common Stock, par value $.10 per share, of the Company, each of which entitles the holder thereof to cast one vote per share on all matters submitted to a vote of shareholders of the Company.

          2.8    "Class B Shares" means the authorized and issued or unissued shares of Class B Common Stock, par value $.10 per share, of the Company, the holders of which have no voting rights except as specifically required by law.

          2.9    "Code" means the Internal Revenue Code of 1986, as amended and as hereafter amended.

          2.10    "Company" means Distributed Processing Technology Corp. and its present or future divisions and direct and indirect subsidiaries.

          2.11    "Consultant" means any person, including an advisor, who is engaged by the Company to perform services and is compensated for such services, provided that the term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

          2.12    "Commission" means the Securities and Exchange Commission.

          2.13    "Continuous Employment" means the absence of any interruption or termination of the employment or consulting relationship with the Company. Continuous Employment shall not be considered interrupted in the case of: (a) sick leave; (b) military leave; (c) any other leave of absence approved by the Chief Executive provided such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (d) in the case of transfers between locations of the Company.

          2.14    "Directors" means the board of directors of the Company.

          2.15    "Disability" means total and permanent disability, as defined in Section 22(e)(3) of the Code.

          2.16    "Eligible Employee" means all Consultants, directors, officers, and executive, managerial, and other employees of the Company, who, to be eligible for an Incentive Stock Option, are common law employees of the Company as provided in Section 422A of the Code. However, in order to be eligible for a Nonqualified Stock 0ption, a director or consultant need not be a common law employee of the Company.

          2.17    "Exchange Act" means the Securities Exchange Act of 1934 as amended, and the rules and regulations promulgated by the Commission thereunder.

          2.18    "Exercise Shares" means shares of Stock purchased by an Optionee pursuant to an Option Agreement.

          2.19    "Fair Market Value" means, as of any date, the value per Share determined as follows:

            (a)   If the Shares are listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share shall be the closing sales price per Share (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Shares) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Chief Executive or the Committee deems reliable;

            (b)   If the Shares are quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high and low asked prices for the Shares on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Chief Executive or the Committee deems reliable;

            (c)   In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Chief Executive or the Committee.

          2.20    "Incentive Stock Option(s)" means a stock option granted to an Eligible Employee to purchase shares of Stock that is intended to qualify as an "incentive stock option," as defined in Section 422A of the Code.

          2.21    "Initial Public Offering" or "IPO" means a public offering and distribution, for cash proceeds to the Company, of the Company's equity securities registered with the Commission in accordance with the requirements of the Securities Act and applicable state securities laws.

          2.22    "Initial Public Trading Date" means the date, if any, on which a public trading market is established for the Shares (such as in the case of an Initial Public Offering or "IPO" of Shares by the Company) or the date on which the Company's Capital Stock (including Shares issuable upon exercise of outstanding Options) is converted into or exchanged for shares of capital stock or other securities that are publicly traded in an established securities market (such as in the case where the Company is acquired through a merger or other business combination by a corporation or other person whose securities are publicly traded).

          2.23    "Nonqualified Stock Option(s)" means a stock option granted to an Eligible Employee to purchase shares of Stock that is not intended to qualify as an "incentive stock option" as defined in Section 422A of the Code.

          2.24    "Option" means any unexercised and unexpired Incentive Stock Option or Nonqualified Stock Option issued under this Plan, or any portion thereof remaining unexercised and unexpired.

          2.25    "Option Agreement" means a written agreement by and between the Company and an Optionee setting forth the terms and conditions of the Option granted by the Company to such Optionee.

          2.26    "Optionee" means any Eligible Employee who is granted an Option as provided in the Plan.

          2.27    "person" means any individual, corporation, general or limited partnership, limited liability company or partnership, joint venture, association, trust, unincorporated organization and any government or any agency or political subdivision thereof.

          2.28    "Plan" means the Distributed Processing Technology Corp. Omnibus Stock Option Plan.

          2.29    "Share" or "Shares" means the Class B Shares, as adjusted in accordance with Article 12 of the Plan.

          2.30    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          2.31    "Vested Option" or "Vested Options" means an Option or Options that have become vested pursuant to the provisions of Article 9 of this Plan.

          2.32    Where applicable:

            (a)   terms used in this Plan have the same meanings as the terms used in the Code and the regulations and rulings issued thereunder and pursuant thereto, with reference to Options; and

            (b)   words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine or neuter.

        3.    STOCK SUBJECT TO OPTION.

          3.1    Total Number of Class B Shares.    The total number of shares of Stock which may be issued (whether newly issued or acquired by the Company and reissued) by the Company to all Optionees under this Plan is 1,123,400 Class B Shares. The total number of shares of Stock which may be so issued may be increased only by a resolution adopted by the Directors. Except as otherwise provided in Article 12 hereof, no Options to purchase Class A Shares shall be granted under this Plan.

          3.2    Expired Options.    If any Option granted under this Plan is terminated or expires for any reason whatsoever, in whole or in part, without having been exercised in full, the shares (or remaining shares) of Stock subject to that particular Option shall, unless this Plan shall have been terminated, again be available for grant under this Plan.

        4.    ADMINISTRATION OF THE PLAN.

          4.1    Chief Executive.    This Plan shall be administered by the Chief Executive who may, from time to time, issue orders, not inconsistent with the provisions of the Plan, to interpret the provisions and supervise the administration of the Plan. All decisions made by the Chief Executive in selecting Optionees, establishing the number of shares and terms applicable to each Option, and in construing the provisions of this Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders, Optionees, and purchasers of shares pursuant to this Plan. The Chief Executive shall not be liable or any action or determination made in good faith with respect to the Plan or an Option granted hereunder.

          4.2    Plan Committee.    The Chief Executive may from time to time appoint a Stock Option Plan Committee, consisting of not less than two (2) Directors (the "Committee"). The Chief Executive may delegate to such Committee full power and authority to take any action required or permitted to be taken by the Chief Executive under this Plan, subject to restrictions on affiliate participation under the Securities Exchange Act of 1934, pertaining to, among other things, Section 16(b) thereof. The Chief Executive may from time to time, in his sole discretion, remove members from or add members to the Committee. Vacancies may be filled by the Chief Executive only. Where the context requires, the Chief Executive shall mean the Committee, if appointed, for matters dealing with administration of the Plan.

          4.3    Compliance with Internal Revenue Code.    The Chief Executive (or Committee, if appointed) shall at all times administer this Plan and make interpretations hereunder in such a manner that Options granted hereunder designated as Incentive Stock Options will meet the requirements of Section 422A of the Code.

        5.    SELECTION OF OPTIONEES.

          5.1    Discretion of the Chief Executive.    In determining which Eligible Employees shall be offered Options, as well as the terms thereof, the Chief Executive shall evaluate, among other things, (i) the duties and responsibilities of Eligible Employees, (ii) their past and prospective contributions to the success of the Company, (iii) the extent to which they are performing and will continue to perform outstanding services for the benefit of the Company, and (iv) such other factors as the Chief Executive deems relevant.

          5.2    Option Agreement.    Subject to the provisions of this Plan, each Option granted to an Optionee shall be set forth in an Option Agreement upon such terms and conditions as the Chief Executive determines. Each such Option Agreement shall incorporate the provisions of this Plan by reference. The date of the grant of an Option will be the date specified in the Option Agreement. Each Option Agreement shall specifically identify such Options as Incentive Stock Options or Nonqualified Stock Options.

        6.    SPECIAL INCENTIVE STOCK OPTION PROVISIONS.    In addition to the foregoing, Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following terms and conditions:

          6.1    Exercise Price.    The per share exercise price of an Incentive Stock Option shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          6.2    Dollar Limitation.    To the extent that the aggregate fair market value of (a) the Shares with respect to which Options are designated hereunder as Incentive Stock Options plus (b) the shares of stock of the Company with respect to which other Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under all other plans of the Company, exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (i) Options shall be taken into account in the order in which they were granted, and (ii) the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.

          6.3    10% Shareholder.    If any Optionee to whom an Incentive Stock Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner (as determined in accordance with Section 425(d) of the Code) of Capital Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, then the following special provisions shall be applicable to the Option granted to such individual:

            (a)   The per Share Option price of Shares subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date of grant; and

            (b)   The Option shall not have a term in excess of ten (10) years from the date of grant.

          6.4    Continuous Employment.    No Incentive Stock Option granted under the Plan shall be exercisable unless at all times during the period beginning on the date of grant of such Option and ending on the date three (3) months before the date of exercise of such Option (or the date twelve (12) months before the date of such exercise, in the case of an 0ptionee who is Disabled), the Optionee was in the Continuous Employment of the Company.

          6.5    Limitations on Transfer.    Any Shares acquired as a result of the exercise of an Incentive Stock Option shall not be sold or otherwise transferred or disposed of within two (2) years following the date of grant of such Option or within one (1) year after the exercise of such Option. Further, no Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and may be exercisable only during the Optionee's lifetime or within three (3) months thereafter.

          6.6    Duration.    No Incentive Stock Option granted under this Plan shall be exercisable after the expiration of 10 years from the date such Option is granted. Except as modified by the preceding provisions of this Article 6 and except as otherwise limited by Section 422 of the Code, all of the provisions of the Plan shall be applicable to the Incentive Stock Options granted hereunder.

        7.    OPTION PRICES.    The option exercise price for Shares issuable pursuant to Incentive Stock Options shall be as provided in Article 6 hereof. The option exercise price for Shares issuable pursuant to Nonqualified Stock Options shall be determined by the Chief Executive as set forth in the applicable Option Agreement and may be an exercise price less than the Fair Market Value per Share on the date of grant of such Nonqualified Stock 0ption.

        8.    TERM OF OPTIONS.    The term of an Option may vary within the sole discretion of the Chief Executive; provided, however, that the terms of Incentive Stock Options granted hereunder shall be as provided in Article 6 and Section 9.3 hereof.

        9.    EXERCISE OF OPTIONS.

          9.1    Vesting of Options.    No Option granted under this Plan shall be exercisable unless and until such Option has become a Vested Option. Subject to the acceleration provisions of Section 9.2 hereinbelow, Options granted under this Plan that are designated as Incentive Stock Options and that have not previously become Vested Options shall vest 100% and become Vested Options on the date nine (9) years and nine (9) months following the applicable date of grant. The vesting schedule for Nonqualified Stock Options granted hereunder shall be established by the Chief Executive or the Committee and shall be set forth in the Option Agreement to such applicable Nonqualified Stock Options.

          9.2    Acceleration of Vesting.    Options granted under this Plan that are designated as Incentive Stock Options and that are not Vested Options on the Initial Public Trading Date shall vest 25% on the Initial Public Trading Date and 25% on each subsequent anniversary of the Initial Public Trading Date. An Option that becomes a Vested Option on or after the Initial Public Trading Date shall be exercisable until the earlier of (a) the expiration of the term of such Option or (b) five (5) years following the date on which such Option became a Vested Option. Thereafter, such Incentive Stock Option shall not be exercisable and shall be deemed cancelled and terminated.

          9.3    Limitations on Exercise of Options.    An Option shall be exercisable only during the term of the Option. Options granted hereunder and designated as Incentive Stock Options shall be subject to the limitations on exercise set forth in Article 6 hereof. The Chief Executive, in his sole discretion, may grant Nonqualified Stock Options on terms that limit the exercisability thereof to conditions in addition to the conditions specified in this Plan and which permit the exercise of such Options for certain periods (not to exceed six (6) months) following termination of the Continuous Employment of the Optionee, all as set forth in the provisions of the Option Agreement applicable to such Nonqualified Stock 0ptions. Subject to the limitations set forth in Article 6 hereof with respect to Incentive Stock 0ptions, and unless otherwise provided in the Option Agreement applicable to Nonqualified Stock Options granted hereunder, Options otherwise exercisable in accordance with the provisions of the applicable Option Agreement shall be exercisable:

            (a)   for a period ending 30 days after the Optionee's Continuous Employment has terminated, unless the Optionee was terminated for Cause by the Company or Cause existed at the time the Optionee voluntarily terminated Optionee's employment with the Company, in which case the Option shall terminate upon delivery of notice of termination of employment; or

            (b)   in the case of Nonqualified Stock Options, by the estate of the Optionee, within 12 months after the date of the Optionee's death, if the Optionee should die while in Continuous Employment; or

            (c)   within 12 months after the Optionee's employment with the Company terminates, if the Optionee becomes Disabled during Continuous Employment and such Disability is the cause of termination.

          9.4    Termination of Unvested Options.    Options that are not Vested Options on the date of termination of an Optionee's Continuous Employment for any reason whatsoever shall terminate on such date and thereafter shall not be exercisable in whole or in part.

          9.5    Method of Exercising Options.    Subject to the provisions of the applicable Option Agreement, including any provisions relating to vesting of an Option, an Optionee may exercise an Option, in whole or in part, only by written notice to the Company stating in such written notice the number of Exercise Shares such Optionee elects to purchase under the Option, and the time of the delivery thereof, which time shall be at least 15 days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. If, after receipt of such information, the Optionee desires to withdraw such notice of exercise, the Optionee may withdraw such notice of exercise by notifying the Company, in writing, prior to the time set forth for delivery of the Shares. In no event shall an Option be exercised after the expiration of its term. An Optionee is under no obligation to exercise an Option or any part thereof.

          9.6    Payment for Shares.    The consideration to be paid for Share to be issued upon exercise of an Option may consist in whole or in part of (a) cash, (b) check, or (c) other Shares which (i) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such 0ption is exercised. In the alternative, the Chief Executive may, but is not required to, accept a promissory note, secured or unsecured, in the amount of the Option exercise price from the Optionee on terms and conditions satisfactory to the Chief Executive.

          9.7    Delivery of Stock to Optionee.    Provided the Optionee has delivered proper notice of exercise and full payment of the exercise price, the Company shall undertake and follow all necessary procedures to make prompt delivery of the number of Shares which the Optionee elects to purchase at the time specified in such notice. Such delivery, however, may be postponed at the sole discretion of the Company to enable the Company to comply with any applicable procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory authority. As a condition to the issuance of Shares, the Company may require such additional payments from the Optionee or may, at its option, reduce the number of shares to be delivered to the Optionee, as may be required to allow the Company to withhold any income taxes which the Company deems necessary to ensure the Company's compliance with federal or state income tax withholding requirements.

        10.    NONTRANSFERABILITY OF OPTIONS.    Except as otherwise provided in Section 9.3(b) with respect to Nonqualified Stock Options, an Option granted to an Optionee may be exercised only during such Optionee's lifetime by such Optionee. An Option ay not be sold, exchanged, assigned, pledged, encumbered, hypothecated or otherwise transferred except by will or by the laws of descent and distribution. No Option or any right thereunder shall be subject to execution, attachment or similar process by any creditors of the 0ptionee. Upon any attempted assignment, transfer, pledge, hypothecation or other encumbrance of any Option contrary to the provisions hereof, such Option and all rights thereunder shall immediately terminate and shall be null and void with respect to the transferee or assignee.

        11.    COMPLIANCE WITH THE SECURITIES LAWS.

          11.1    Optionee's Written Statement.    The Chief Executive may, in is sole discretion require, at the time an Optionee elects to exercise an Option, a written statement from the Optionee to the Company that he is acquiring the underlying shares for investment purposes only and that he has no intention of reselling or otherwise disposing of such shares, together with a written acknowledgment that the Option and the underlying shares are not registered under the Securities

  Act, the securities laws of the State of Florida, or any other state securities laws. In the event that shares issued or issuable upon exercise of an Option are registered with the Commission under the Securities Act, the holder of such Option shall no longer be required to comply with this Section 11.1.

          11.2    Registration Requirements.    If at any time the Chief Executive determines, in his sole discretion, that the listing, registration or qualification of the shares of Stock subject to Options upon any securities exchange or under any state or federal securities laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock thereunder, then such Options may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Chief Executive.

          11.3    Restrictions on Transfer of Shares.    Subject to any shareholder agreement to which the holder of shares of Stock may be a party, Exercise Shares acquired by an Optionee pursuant to the exercise of an Option may not be sold, transferred, pledged or hypothecated, unless (a) a registration statement covering the securities is effective under the Securities Act and appropriate state securities laws, or (b) an opinion of counsel, satisfactory to the Company, that such sale, transfer, pledge or hypothecation may legally be made without registration of such Shares under federal or state securities laws, has been received by the Company. Shares issued upon the exercise of Nonqualified Stock Options may, in the discretion of the Chief Executive, be subject to certain additional restrictions and limitations on transfer, repurchase rights and other conditions as may be specified in the Option Agreement applicable to such Nonqualified Stock Options.

          11.4    Restrictive Legend.    In order to enforce the restrictions imposed upon Exercise Shares issued under this Plan, the Company shall make appropriate notation its stock records or, if applicable, shall issue an appropriate stock transfer instruction to the Company's stock transfer agent. In addition, the Company may cause a legend or legends to be placed on any certificates representing Exercise Shares issued pursuant to this Plan, which legend or legends shall make appropriate reference to such restrictions in substantially the following form:

          The shares of common stock evidenced by this certificate: (1) have been issued under the Distributed Processing Technology Corp. Stock Option Plan (the "Plan") and are subject to the terms and provisions of such Plan; and (2) have not been registered under the Securities Act of 1933, as amended, the Florida Securities and Investor Protection Act or any other state securities laws, and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws, or unless an exemption from registration is available.

        12.    EFFECT OF CERTAIN CHANGES.

          12.1    Stock Splits, Recapitalization, Etc.    Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Class B Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock or any other increase or decrease in the aggregate number of issued Class B Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Chief Executive, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

          12.2    Dissolution, Merger, Etc.

            (a)   In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Chief Executive. The Chief Executive may, in the exercise of his sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Chief Executive and give each Optionee the right to exercise his or her Option as to all or any part of the Shares issuable upon exercise thereof, including Shares as to which the Option would not otherwise be exercisable.

            (b)   Subject to the provisions of paragraph (c) hereof, in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed by, or an equivalent option shall be substituted by, such successor corporation or a parent or subsidiary of such successor corporation, unless the Chief Executive determines, in the exercise of his sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Shares issuable upon exercise thereof, including Shares as to which the Option would not otherwise be exercisable. If the Chief Executive makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Company shall notify the Optionee that the Option shall be fully exercisable for a period of 15 days from the date of such notice, and the Option will terminate upon the expiration of such period. For purposes of this paragraph, an Option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the Option confers the right to purchase, for each Share subject to the Option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Stock for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders if a majority of the outstanding Shares); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent, the Chief Executive may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Shares in the sale of assets or merger.

            (c)   In the event of a "Change in Control" of the Company, if determined by the Chief Executive prior to the occurrence of such Change in Control, the following acceleration and valuation provisions shall apply:

              (i)    Any Options outstanding as of the date such Change in Control is determined to have occurred that are not yet Vested Options on such date shall become fully vested and exercisable; and/or

              (ii)   The value of all outstanding Options shall be cashed out at the Change in Control Price. The cash out proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option or right by request or inheritance.

            (d)   Paragraphs (a), (b) and (c) of this Section 12.2 shall not apply to a merger or consolidation in which the Company is the surviving corporation and shares of Stock are not converted into or exchanged for stock, securities of any other person, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of shares of Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Chief Executive may provide that the holder of each Option shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of Shares for which such Option might have been exercised.

            (e)   In the event of a change in the Capital Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, or the conversion of the present classes of Stock into a new or different class of capital stock as the result of or in connection with a recapitalization, the shares resulting from any such change shall be deemed to be Stock within the meaning of the Plan.

            (f)    To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Chief Executive, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of IRC section 422A.

            (g)   Except as expressly provided in this Article 12, no Optionee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to any Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

        13.    AGREEMENT BY OPTIONEE REGARDING WITHHOLDING TAXES.    If the Chief Executive shall so require, as a condition of the exercise, each Optionee shall agree that (a) no later than the date of exercise of any Nonqualified Option, the Optionee will pay to the Company or make arrangements satisfactory to the Chief Executive regarding payment of, any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Options, and (b) the Company shall, to the extent permitted or required by law, have the right to deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Optionee.

        14.    ESCROWED SHARES.    In order to enforce any restrictions imposed upon Exercise Shares under this Plan or the applicable Option Agreement, the Chief Executive may require any Optionee to enter into an Escrow Agreement providing that the certificates representing Exercise Shares issued pursuant to this Plan shall remain in the physical custody of an escrow holder until any or all of such restrictions have terminated.

        15.    APPLICATION OF FUNDS.    All proceeds received by the Company from the exercise of Options shall be paid into its treasury and such proceeds shall be used for general corporate purposes.

        16.    OPTIONEE'S RIGHTS AS A HOLDER OF SHARES.

          16.1    Prior to Exercise.    No Optionee or his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any share of Stock subject to an Option unless and until stock certificates representing Exercise Shares are issued to such person or persons pursuant to the terms of this Plan. Except as otherwise provided in Section 12 of this Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

          16.2    Dividends.    Purchasers of Exercise Shares will be entitled, after issuance of their stock certificates, to any dividends that thereafter may be declared and paid on the Exercise Shares registered in their names. A stock certificate representing dividends declared and paid in shares of stock shall be issued and delivered to the Holder after such shares have been registered in the Holder's name. Such stock certificate shall bear the legends set forth above and shall be subject to the provisions of this Plan, the applicable Option Agreement and any escrow arrangement entered into pursuant to Section 15.

          16.3    Voting Rights.    Holders of Exercise Shares shall be entitled to receive all notices of meetings and exercise all voting rights, if any, of holders of Stock with respect to such Exercise Shares purchased.

          16.4    Instructions on Transfer.    As a condition to the exercise of any Option, the Chief Executive may, in his discretion, require any Optionee to enter into a Stock Transfer Restriction Agreement imposing certain restrictions and limitations on the sale or other transfer of Shares to be issued upon the exercise of Options.

        17.    AMENDMENT AND TERMINATION OF THE PLAN.

          17.1    Discretion of the Chief Executive.    The Chief Executive may amend or terminate this Plan at any time provided; however, that (a) any such amendment or termination shall not adversely affect the rights of Optionees who were granted Options prior thereto, and (b) any such amendment shall not result in a "modification" of any Option within the meaning of Section 425(h) of the Code.

          17.2    Automatic Termination.    This Plan shall terminate 10 years after its adoption, unless the Chief Executive shall, in his discretion, elect to terminate this Plan at an earlier date. Options may be granted under this Plan at any time and from time to time prior to termination of the Plan under this Section 17.2. Any Option outstanding at the time the Plan is terminated under this Section 17.2 shall remain in effect until the Option is exercised or expires.

        18.    MISCELLANEOUS.

          18.1    Notices.    All notices and elections by an Optionee shall be in writing and delivered in person or by mail to the Chief Executive Officer at the principal office of the Company.

          18.2    Effective Date of the Plan.    The Plan shall take effect upon its adoption by the Board of Directors but shall be subject to the approval of the holders of a majority of the issued and outstanding shares of voting Class A Common Stock of the Company, which approval must occur within 12 months after the date the Plan is adopted by the Board.

          18.3    Employment.    Nothing in the Plan or in any Option granted hereunder, or in any Option Agreement relating thereto, shall confer upon any employee of the Company the right to continue in the employ of the Company. All employment relationships between an Optionee and the Company are at-will, unless the Optionee and the Company are parties to a separate written agreement providing for a specific employment duration.

          18.4    Plan Binding.    The Plan shall be binding upon the successors and assigns of the Company.

          18.5    Gender.    Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

          18.6    Headings.    Captioned headings of paragraphs and subparagraphs hereof are inserted for convenience and reference, and constitute no part of the Plan.

          18.7    Applicable Law.    The validity, interpretation and enforcement of this Plan are governed in all respects by the laws of the State of Florida and the United States of America.

Adopted by the Directors as of March 18, 1998.

Adopted by the holders of Class A Shares as of March 18, 1998.

/s/ STEPHEN H. GOLDMAN Stephen H. Goldman, President

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DISTRIBUTED PROCESSING TECHNOLOGY CORP OMNIBUS STOCK OPTION PLAN